UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia		23462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2013, the Board of Directors of Armada Hoffler Properties, Inc. (the “Company”) voted to increase the number of directors constituting the entire Board of Directors (the “Board”) of the Company from seven to eight directors. In connection with that action, the Board appointed Admiral Joseph W. Prueher as an independent director of the Company, effective October 24, 2013, to fill the vacancy created by the increase in the number of directors. Admiral Prueher will serve until the Company’s annual meeting of stockholders to be held in 2014 and until his successor is duly elected and qualifies. The Board also appointed Admiral Prueher to serve on the Board’s Audit Committee. As a result of Admiral Prueher’s appointment to the Audit Committee, and in light of John W. Snow’s other responsibilities as Lead Independent Director and as Chairman of the Board’s Compensation Committee, and with Mr. Snow’s consent, Mr. Snow ceased to be a member of the Audit Committee effective as of October 24, 2013.

Admiral Prueher is a former James R. Schlesinger Distinguished Professor at the University of Virginia’s Miller Center of Public Affairs as well as a Senior Advisor to the Stanford-Harvard Preventive Defense Project, working on dialog for U.S.-China security matters. Admiral Prueher completed 35 years of service in the U.S. Navy and served as ambassador to China under Presidents William J. Clinton and George W. Bush. While in the Navy, Admiral Prueher was the 17th commander-in-chief of the U.S. Pacific Command (CINCPAC) and the senior military commander of all U.S. Army, Navy, Marine Corps and Air Force troops in the Pacific and Indian Oceans. Admiral Prueher currently serves on the boards of Emerson, New York Life and Fluor Corporation.

In connection with his appointment, Admiral Prueher received a grant of $6,250 in restricted shares of the Company’s common stock under the Armada Hoffler Properties, Inc. 2013 Equity Incentive Plan. A third of the grant vested on October 24, 2013, the date of grant, while the remaining two-thirds vest in equal amounts on the first two anniversaries following the date of grant, subject to Admiral Prueher’s continued service on the Board. Admiral Prueher’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. Admiral Prueher also is expected to enter into an indemnification agreement with the Company substantially in the form attached as Exhibit 10.4 to the Company’s Registration Statement on Form S-11, as amended (File No. 333-187513), and described in the prospectus included therein.

The Company issued a press release on October 25, 2013 announcing the appointment of Admiral Prueher. A copy of the press release is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release, dated October 25, 2013, issued by Armada Hoffler Properties, Inc., announcing the appointment of Admiral Joseph W. Prueher to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: October 25, 2013	By:	/s/ Eric L. Smith
Eric L. Smith
Vice President of Operations and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 25, 2013, issued by Armada Hoffler Properties, Inc., announcing the appointment of Admiral Joseph W. Prueher to the Board of Directors.